Exhibit 99.1

HSBC FINANCE CORPORATION ANNOUNCES
EXPIRATION OF EXCHANGE OFFER

METTAWA, Ill – October 17, 2011 – HSBC Finance Corporation (“HSBC Finance” or the “Company”) today announced the expiration and results of its offer to exchange (the “Exchange Offer”) any or all of its outstanding $2,938,669,000 aggregate principal amount of 6.676% Senior Subordinated Notes due 2021 (the “Old Notes ”) that were issued on December 3, 2010 and December 13, 2010 in private offerings for new 6.676% Senior Subordinated Notes due 2021 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

As indicated in the Company’s announcement on September 16, 2011, the Exchange Offer expired at 11:59 p.m., New York City time, on Friday, October 14, 2011.  Global Bondholder Services Corporation, the exchange agent for the Exchange Offer, has advised that an aggregate principal amount of $2,923,214,000 of the Old Notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer.  This represents approximately 99.47 percent of the aggregate principal amount of Old Notes outstanding upon commencement of the Exchange Offer. All of the Old Notes validly tendered and not validly withdrawn have been accepted for exchange pursuant to the terms of the Exchange Offer.

In connection with the issuance of the Old Notes, the Company entered into a registration rights agreement in which it undertook to offer to exchange the Old Notes for new notes registered under the Securities Act.  Pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”), holders were able to exchange the Old Notes for New Notes in an equal principal amount.  The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act, will not have any of the transfer restrictions, registration rights or additional interest provisions relating to the Old Notes and will bear a different CUSIP number than the Old Notes.  The Company expects that settlement of the Exchange Offer will occur on or about October 17, 2011.  The Company will not receive any proceeds from the Exchange Offer.

This press release is neither an offer to buy nor a solicitation of an offer to sell any of the Company’s securities. The Exchange Offer was made only pursuant to the Exchange Offer documents, which have been filed with the SEC and include the prospectus and letter of transmittal that were distributed to holders of the Old Notes.

Certain matters discussed in this press release may constitute forward-looking statements. In addition, HSBC Finance may make or approve certain statements in future filings with the Securities and Exchange Commission, in press releases, or oral or written presentations by representatives of HSBC Finance that are not statements of historical fact and may also constitute forward-looking statements. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to HSBC Finance’s future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause HSBC Finance’s actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. Forward-looking statements are based on HSBC Finance’s current views and assumptions and speak only as of the date they are made. HSBC Finance undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

Notes to editors:

HSBC Finance Corporation, through its subsidiaries, provides credit cards and private label credit cards and specialty insurance products, and also services a liquidating portfolio of residential real estate loans and unsecured loans. HSBC Finance is a subsidiary of HSBC North America Holdings Inc., one of the nation’s largest bank holding companies by assets.

Media inquiries to Neal McGarity on 212-525-3422 or at neal.e.mcgarity@us.hsbc.com